CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-114404 on Form S-6 of our report dated April 17, 2024, relating to the financial statements and financial highlights of each of the Sub-accounts of Talcott Resolution Life Insurance Company Separate Account Twelve, included herein, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 26, 2024